UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 5, 2014, ICF International, Inc. (the “Company”) entered into a First Modification (the “Modification”) to the Fourth Amended and Restated Business Loan and Security Agreement with a group of lenders for which Citizens Bank of Pennsylvania, N.A. (“Citizens”), acts as Administrative Agent (the “Loan Agreement”). The Loan Agreement was previously reported under Item 1.01 of Current Report on Form 8-K filed by the Company on May 21, 2014, which is incorporated by reference herein. Under the terms of the Modification, the Company’s line of credit under the Loan Agreement was increased from $400 million to $500 million, and its revolving facility was reinstated for an additional $100 million.

The foregoing description of the Modification does not purport to be complete and is qualified in its entirety by reference to the Modification, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2014.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 5, 2014, the Company completed the previously announced merger transaction contemplated in the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, ICF 2014 Merger Corp., a Delaware corporation (the “Merger Sub”), OCO Holdings, Inc., a Delaware corporation (“OCO”), and OCO Rep Services LLC, a Delaware limited liability company (as “Holder Representative”). By the terms of the Merger Agreement, Merger Sub merged with and into OCO (the “Merger”) and OCO continued as the surviving corporation of the Merger and became a wholly-owned indirect subsidiary of the Company. The Company paid a base purchase price of US$295.0 million (the “Purchase Price”) in cash payable to the equity holders of OCO (subject to adjustment as provided in the Merger Agreement). The purchase is funded through the Company’s bank credit facility.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2014.

Cautionary Note Regarding the Merger Agreement

The Merger Agreement will provide investors and security holders with information regarding its terms and conditions and is not intended to provide any factual information about the Company or OCO. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules exchanged by the parties. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts, since they are modified in important part by the underlying confidential disclosure schedules.

Cautionary Statements

This filing and the exhibit attached hereto contain forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the Merger.

Item 8.01 Other Events

On November 5, 2014, the Company issued a press release announcing the acquisition of OCO. A copy of the release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(b) Pro forma financial information

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(c) Shell company transactions

Not applicable.

(d) Exhibits

99.1     Press Release dated November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: November 5, 2014	By:	/s/ Sudhakar Kesavan
Sudhakar Kesavan
Chief Executive Officer